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                                                                   Exhibit 10.33

                               January 11, 2001


PERSONAL AND CONFIDENTIAL
-------------------------
Mr. Joseph Fox
510 Lake Cook Road
Deerfield, IL 60015

Dear Joe:

         This is to confirm that, in consideration of your outstanding efforts on behalf of Web Street, the Company has, with the approval of the Board of Directors, modified your existing Executive Employment Agreement, dated as of October 1, 1999, to provide, in Paragraph 4(a) of the Agreement, that your base salary will be $300,000 per year, effective January 1, 2001.

         In all other respects your Employment Agreement remains intact, unrevised and in full force and effect. If the foregoing accurately reflects your understanding and agreement, please sign and return a copy of this letter to my attention. Thank you.


                            Very truly yours,


                            /s/ Stuart A. Cohn

                            Stuart A. Cohn
                            Executive Vice President and Secretary to the Board


ACKNOWLEDGED AND AGREED:


         /s/ Joseph Fox